                   REGISTRATION STATEMENT CONSISTS OF 9 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 7.
                                                               File No. 33-_____

    As filed with the Securities and Exchange Commission on February 2, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               COURIER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                04-2502514
(State or other Jurisdiction of          (I.R.S. Employer Identification No.)
Incorporation or Organization)
                                15 WELLMAN AVENUE
                           NORTH CHELMSFORD, MA 01863
                    (Address of Principal Executive Offices)

                                 (978) 251-6000
                         (Registrant's Telephone Number)

                               COURIER CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              --------------------

                               JAMES F. CONWAY III
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               COURIER CORPORATION
                                15 WELLMAN AVENUE
                      NORTH CHELMSFORD, MASSACHUSETTS 01863
                     (Name and Address of Agent for Service)

                                 (978) 251-6000
          (Telephone Number, Including Area Code, of Agent for Service)
                              --------------------

                                  With Copy to:
                           F. Beirne Lovely, Jr., P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be                                     Proposed Maximum          Proposed Maximum           Amount of
   Registered (1)            Amount to be Registered (2)  Offering Price Per Share   Aggregate Offering Price   Registration Fee
-------------------------    ---------------------------  ------------------------   ------------------------   ----------------
Common Stock, par
value $1 per share          100,000 shares                        $23.81(3)                $2,381,000                $665.00
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Plus such additional number of shares as may be required pursuant to the Registrant's 1999 Employee Stock Purchase Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(3) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the bid and ask prices of the Common Stock on the National Association of Securities Dealers Automatic Quotation/National Market System on January 29, 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        Courier Corporation (the "Registrant") hereby incorporates by reference the documents listed in (a) and (b) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 26, 1998, as amended by the Registrant's Annual Report on Form 10-K/A filed on December 28, 1998; and

        (b) The description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by F. Beirne Lovely, Jr., the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP, which receives compensation from the Registrant for rendering legal services.


Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is permitted by Massachusetts law and required by its By-Laws to indemnify each Director, officer and employee of the Registrant or any subsidiary of the Registrant, each former Director, officer and employee of the Registrant or any subsidiary of the Registrant, and each person who serves or has served at the request of the Registrant or any subsidiary of the Registrant in any capacity with respect to any employee benefit plan, against, and each of the foregoing persons shall be entitled without further act on his part to indemnity from the Registrant for, any and all costs, expenses (including attorneys' fees), judgments, fines, penalties or liabilities (including amounts paid in settlements, other than amounts paid to the Registrant itself) imposed upon or reasonably incurred by him in connection with or arising out of any action, suit or other proceeding (whether civil or criminal), and including any proceeding before any administrative or legislative body or agency, in which he may be involved or with which he may be threatened by reason of his being or having been such Director, officer or employee of the Registrant or any subsidiary of the Registrant, or by reason of his serving or having served at the request of the Registrant or any subsidiary of the Registrant with respect to any employee benefit plan, or arising out of his service in connection with any other corporation or organization which he serves or has served as Director, officer or employee at the request of the Registrant or any subsidiary of the Registrant, or serves or has served at the request of the Registrant or any subsidiary of the Registrant in any capacity with respect to any employee benefit plan, and in which the Registrant directly or indirectly owns shares or of which it is a creditor, whether or not he continues to be such Director, officer or employee or continues to serve with respect to any such employee benefit plan at the time such action, suit or proceeding is brought or threatened; provided, however, that no such Director, officer, employee or person serving with respect to any employee benefit plan shall be so indemnified with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided further that, in respect to any matter in which any settlement is effective, such indemnification shall be limited to matters covered by the settlement as to which the Registrant is advised by independent legal counsel that such Director, officer, employee or person serving with respect to any employee benefit plan, in the opinion of such counsel, acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

        The Registrant's Articles of Organization provide that no Director shall be personally liable to the Registrant or to any of its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a Director may be liable to the extent provided by applicable law (a) for any breach of the Director's duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 61 or Section 62 of the Business Corporation Law of The Commonwealth of Massachusetts or (d) for any transaction from which the Director received an improper personal benefit.


Item 8.        EXHIBITS.

        (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

EXHIBIT

        5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
       23.1     Consent of Independent Accountants, Deloitte & Touche LLP
       23.2     Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
                Exhibit 5.1 hereto).
       24.1 Powers of Attorney (included in Part II of this Registration Statement).


Item 9.         UNDERTAKINGS.

      (a)       The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)   To include any prospectus required by Section 10
                               (a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Chelmsford, the Commonwealth of Massachusetts, on this 2nd day of February, 1999.

                                         COURIER CORPORATION


                                         By:      /s/ James F. Conway III
                                            ------------------------------------
                                         JAMES F. CONWAY III
                                         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person whose signature appears below constitutes and appoints James
F. Conway III, Robert P. Story, Jr. and Peter M. Folger, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

            SIGNATURE                                   TITLE                                  DATE
            ---------                                   -----                                  ----

                                                 Chairman, President, and Chief              February 2, 1999
        /s/ James F. Conway III                  Executive Officer
----------------------------------------
James F. Conway III



                                                 Senior Vice President, Chief                February 2, 1999
        /s/ Robert P. Story, Jr.                 Financial Officer and Director
----------------------------------------
Robert P. Story, Jr.



                                                 Vice President and Controller               February 2, 1999
          /s/ Peter M. Folger
----------------------------------------
Peter M. Folger



           /s/ Edward J. Hoff                    Director                                    February 2, 1999
----------------------------------------
Edward J. Hoff



         /s/ Arnold S. Lerner                    Director                                    February 2, 1999
----------------------------------------
Arnold S. Lerner








          /s/ George Q. Nichols                  Director                                    February 2, 1999
----------------------------------------
George Q. Nichols


          /s/ Charles E. Otto                    Director                                    February 2, 1999
----------------------------------------
Charles E. Otto


       /s/ W. Nicholas Thorndike                 Director                                    February 2, 1999
----------------------------------------
W. Nicholas Thorndike


                                                 Director
----------------------------------------
Kathleen Foley Curley


         /s/ Richard K. Donahue                  Director                                    February 2, 1999
----------------------------------------
Richard K. Donahue



Pursuant to the requirements of the Securities Act of 1933, the Administrator of the 1999 Employee Stock Purchase Plan (the "Plan") has duly executed this registration statement in the city of North Chelmsford, Massachusetts on behalf of the Plan on this 2nd day of February, 1999.


                                           1999 EMPLOYEE STOCK PURCHASE PLAN


                                           By:     /s/ Robert P. Story, Jr.
                                              ---------------------------------
                                               Robert P. Story, Jr.
                                               Administrator

                                  EXHIBIT INDEX




                                                                                                   Sequential
Exhibit No.       Description                                                                      Page No.
----------        -----------                                                                      ----------
     5.1          Opinion of Counsel, Goodwin, Procter & Hoar  LLP, as to the legality
                  of the securities being registered.                                                   8

    23.1          Consent of Independent Accountants, Deloitte & Touche LLP                             9

    23.2          Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
                  Exhibit 5.1 hereto).

    24.1          Powers of Attorney (included in Part II of this Registration Statement).
